      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1994


                                                       REGISTRATION NO. 33-53957
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 POST-EFFECTIVE


                                AMENDMENT NO. 1

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CORAM HEALTHCARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         8082                        33-0615337
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                              ONE LAKESHORE CENTRE
                          3281 GUASTI ROAD, SUITE 700
                           ONTARIO, CALIFORNIA 91761
                                 (909) 460-2400
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             KEVIN M. HIGGINS, ESQ.
                              ONE LAKESHORE CENTRE
                          3281 GUASTI ROAD, SUITE 700
                           ONTARIO, CALIFORNIA 91761
                                 (909) 460-2400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

 R.M. MATTSON, JR., ESQ.    B.E. MACDONOUGH, ESQ.      M.A. KIMBALL, ESQ.          R.A. FINK, ESQ.
    T.S. POWELL, ESQ.         R.R. ORAND, ESQ.        C.J. MCLAUGHLIN, ESQ.      K.M. CLAYTON, ESQ.
   MORRISON & FOERSTER       GREENBERG, TRAURIG,       OPPENHEIMER WOLFF &       BROBECK, PHLEGER &
  19900 MACARTHUR BLVD.   HOFFMAN, LIPOFF, ROSEN &          DONNELLY                  HARRISON
    IRVINE, CA 92715            QUENTEL, P.A.         45 SOUTH SEVENTH ST.      4675 MACARTHUR COURT,
                            1221 BRICKELL AVENUE      MINNEAPOLIS, MN 55402          SUITE 1000
                               MIAMI, FL 33131                                 NEWPORT BEACH, CA 92660

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

     If the securities being registered on this form are being offered in compliance with General Instruction G, check the following box: / /
                            ------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) As permitted by the Delaware General Corporation Law, CHM Holding's Certificate of Incorporation (the "CHM Holding Certificate") eliminates the liability of directors to CHM Holding or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

     (b) The CHM Holding Bylaws provide that CHM Holding will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of CHM Holding against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS.

     The exhibits to the Registration Statement required by Item 601 of Regulation S-K are listed in the accompanying index to exhibits.

     (B) FINANCIAL STATEMENTS AND SCHEDULES.

          (1) Financial Statements

     The financial statements filed as part of this Registration Statement are indexed for each of Curaflex, HealthInfusion and Medisys on Page F-1.

        (2) Schedules

     The following financial statement schedules of each of Curaflex, HealthInfusion and Medisys are included in this Form S-4:

     (a) Curaflex Health Services, Inc. and Subsidiaries:

  SCHEDULE NO.     PAGE NO.                 DESCRIPTION OF SCHEDULE
- -----------------  --------   ----------------------------------------------------
Not applicable      S-1       Independent Auditor's Report
Schedule II         S-2       Amounts Receivable From Related Parties and
                              Underwriters, Promoters, and Employees Other Than
                              Related Parties
Schedule VIII       S-3       Valuation and Qualifying Accounts
Schedule X          S-4       Supplementary Income Statement Information For the
                              Years Ended December 31, 1991, 1992 and 1993

     (b) HealthInfusion, Inc. and Subsidiaries:

  SCHEDULE NO.     PAGE NO.                 DESCRIPTION OF SCHEDULE
- -----------------  --------   ----------------------------------------------------
Not applicable      S-5       Independent Auditor's Report
Schedule II         S-6       Amounts Receivable From Related Parties
Schedule VIII       S-7       Valuation and Qualifying Accounts
Schedule IX         S-8       Short-Term Borrowings
Schedule X          S-9       Supplementary Income Statement Information For the
                              Years Ended December 31, 1991, 1992 and 1993

     (c) Medisys, Inc. and Subsidiaries:

  SCHEDULE NO.     PAGE NO.                 DESCRIPTION OF SCHEDULE
- -----------------  --------   ----------------------------------------------------
Not applicable      S-10      Independent Auditors' Report
Schedule VIII       S-11      Valuation and Qualifying Accounts and Reserves For
                              the Years Ended December 31, 1991, 1992 and 1993
Schedule IX         S-12      Short-Term Borrowings For the Years Ended December
                              31, 1991, 1992 and 1993
Schedule X          S-13      Supplementary Income Statement Information For the
                              Years Ended December 31, 1991, 1992 and 1993

     Schedules other than those listed above have been omitted because they either are not required, are not applicable or the information is included in the appropriate financial statements and notes thereto.

     (C) OPINIONS OF FINANCIAL ADVISORS.

          (1) The opinion of Smith Barney Inc. constitutes Appendix C to the Joint Proxy Statement/ Prospectus.

          (2) The opinion of Hambrecht & Quist constitutes Appendix D to the Joint Proxy Statement/ Prospectus.

          (3) The opinion of Piper Jaffray Inc. constitutes Appendix E to the Joint Proxy Statement/ Prospectus.

          (4) The opinion of Kidder, Peabody & Co. Incorporated constitutes Appendix F to the Joint Proxy Statement/Prospectus.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that:

          (a)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

             (2) The registration undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to met the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California, on this 6th day of June, 1994.


                                          CORAM HEALTHCARE CORPORATION

                                          By:     /s/  JAMES M. SWEENEY
                                              James M. Sweeney,
                                              Chief Executive Officer and
                                              Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURES                               TITLE                      DATE
- ------------------------------------------  -------------------------------  ------------------
              /s/  JAMES M. SWEENEY         Chief Executive Officer          June 6, 1994
             James M. Sweeney               and Chairman
                                            (Principal Executive Officer)
         */s/  NORMAN H. WERTHWEIN          Acting Chief Financial Officer   June 6, 1994
           Norman H. Werthwein              (Acting Principal Financial and
                                            Accounting Officer)
           */s/  CHARLES A. LAVERTY         Senior Executive Vice President  June 6, 1994
            Charles A. Laverty
             */s/  TOMMY H. CARTER          Vice Chairman of the Board       June 6, 1994
             Tommy H. Carter
              */s/  MILES E. GILMAN         Director                         June 6, 1994
             Miles E. Gilman
               */s/  L. PETER SMITH         Director                         June 6, 1994
              L. Peter Smith
              */s/  RICHARD A. FINK         Director                         June 6, 1994
             Richard A. Fink
          */s/  STEPHEN G. PAGLIUCA         Director                         June 6, 1994
           Stephen G. Pagliuca
        *By  /s/  JAMES M. SWEENEY
             James M. Sweeney
            (Attorney-in-fact)

                   INDEPENDENT AUDITORS' REPORT ON SCHEDULES

The Board of Directors
Curaflex Health Services, Inc.

     The audits referred to in our report dated February 28, 1994 included the related financial statement schedules as of December 31, 1993 and for each of the years in the three year period ended December 31, 1993, included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                    KPMG Peat Marwick

Ontario, California
February 28, 1994

                                                                     SCHEDULE II

                CURAFLEX HEALTH SERVICES, INC. AND SUBSIDIARIES

           AMOUNTS RECEIVABLE FROM RELATED PARTIES AND UNDERWRITERS,
              PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES
                                 (IN THOUSANDS)

                                                                                                       BALANCE
                                                                          DEDUCTIONS              AT END OF PERIOD
                                     BALANCE AT                    -------------------------     -------------------
                                    BEGINNING OF                    AMOUNTS        AMOUNTS                     NOT
          NAME OF DEBTOR               PERIOD        ADDITIONS     COLLECTED     WRITTEN OFF     CURRENT     CURRENT
- ----------------------------------  ------------     ---------     ---------     -----------     -------     -------
Charles A. Laverty(1)
  Year ended December 31, 1992          $ --           $ 400         $  --          $  --         $ 400       $  --
  Year ended December 31, 1993           400              17            --             --           417          --
Irwin Kramer(2)
  Year ended December 31, 1991            78              77            --             --            --         155
  Year ended December 31, 1992           155              77            --             --            --         232
  Year ended December 31, 1993           232              77            --             --            --         309

- ---------------

(1) Principal amount and all interest accumulated thereon at an interest rate of 3.61% per annum, is due in one payment on November 1, 1994. This note is non-collateralized.

(2) Interest receivable relates to an $860 thousand stock purchase note and is due December 31, 1999.

                                                                    SECTION VIII

                  CURAFLEX HEALTH SERVICES, INC. AND SUBSIDIARIES

                          VALUATION AND QUALIFYING ACCOUNTS
                                   (IN THOUSANDS)

                                                                           CONTRACTUAL                  BALANCE
                                 BALANCE AT     ADDITIONS     CHARGED TO    ALLOWANCE                   AT END
                                 BEGINNING    FROM BUSINESS     COSTS/     CHARGED TO                     OF
          DESCRIPTION            OF PERIOD    COMBINATIONS     EXPENSES     REVENUES     DEDUCTIONS(1)  PERIOD
- -------------------------------  ----------   -------------   ----------   -----------   ------------   -------
Allowance for doubtful accounts
  and contractual adjustments:
Year ended December 31, 1991...   $  5,118       $    --        $3,618       $ 7,951       $ (8,149)    $ 8,538
                                 ----------   -------------   ----------   -----------   ------------   -------
                                 ----------   -------------   ----------   -----------   ------------   -------
Year ended December 31, 1992...   $  8,538       $ 1,181        $5,679       $12,328       $(20,658)    $ 7,068
                                 ----------   -------------   ----------   -----------   ------------   -------
                                 ----------   -------------   ----------   -----------   ------------   -------
Year ended December 31, 1993...   $  7,068       $ 2,834        $5,557       $40,380       $(40,475)    $15,364
                                 ----------   -------------   ----------   -----------   ------------   -------
                                 ----------   -------------   ----------   -----------   ------------   -------

- ---------------

(1) Amounts reflect write-off of amounts that are deemed uncollectible.

                                                                      SCHEDULE X

                CURAFLEX HEALTH SERVICES, INC. AND SUBSIDIARIES

                   SUPPLEMENTARY INCOME STATEMENT INFORMATION

              FOR THE YEARS ENDED DECEMBER 31, 1991, 1992 AND 1993
                                 (IN THOUSANDS)

                                                                        CHARGED TO COSTS AND
                                                                              EXPENSES
                                                                     --------------------------
                               ITEM                                  1991      1992       1993
- -------------------------------------------------------------------  ----     ------     ------
Maintenance and repairs............................................   --        --         --
Depreciation.......................................................  $903     $1,162     $2,022
Amortization of goodwill...........................................    58        315      1,362
Amortization of organization and pre-startup costs.................   --         135        614
Amortization of patent.............................................   --        --            3
                                                                     ----     ------     ------
          Total depreciation and amortization of intangible assets,
            preoperating costs and similar deferrals...............  $961     $1,612     $4,001
                                                                     ----     ------     ------
                                                                     ----     ------     ------
Taxes other than payroll and income taxes..........................   --        --         --
Royalties..........................................................   --        --         --
Advertising costs..................................................   --        --         --

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                  ON SCHEDULES

To the Stockholders of
  HealthInfusion, Inc. and subsidiaries:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of HealthInfusion, Inc. and subsidiaries included in this joint proxy statement/prospectus, and have issued our report thereon dated March 18, 1994. Our audits were made for the purpose of forming an opinion on those financial statements taken as a whole. The schedules included are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN & CO.

Miami, Florida,
  March 18, 1994.

                                                                     SCHEDULE II

                     HEALTHINFUSION, INC. AND SUBSIDIARIES

                    AMOUNTS RECEIVABLE FROM RELATED PARTIES

                                                                    DEDUCTIONS             BALANCE AT END
                                     BALANCE AT              ------------------------         OF PERIOD
                                     BEGINNING                AMOUNTS       AMOUNTS     ---------------------
          NAME OF DEBTOR             OF PERIOD    ADDITIONS  COLLECTED    WRITTEN OFF   CURRENT   NOT CURRENT
- -----------------------------------  ----------   --------   ----------   -----------   -------   -----------
Year ended December 31, 1993
  Brian Dickson....................    $   --     $444,000     $   --        $  --       $  --     $ 444,000

                                                                   SCHEDULE VIII

                     HEALTHINFUSION, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                                                    BALANCE
                                             BALANCE AT   PROVISION FOR                                AT
                                             BEGINNING      DOUBTFUL                 ACCOUNTS        END OF
                                             OF PERIOD      ACCOUNTS       OTHER    WRITTEN OFF      PERIOD
                                             ----------   -------------   -------   -----------    ----------
Allowance for contractual adjustments and
  doubtful accounts
For the Year Ended December 31, 1991.......  $  557,267    $    548,453   $    --   $  (256,255)   $  849,465
                                             ----------   -------------   -------   -----------    ----------
                                             ----------   -------------   -------   -----------    ----------
For the Year Ended December 31, 1992.......  $  849,465    $  1,205,399   $    --   $  (399,558)   $1,655,306
                                             ----------   -------------   -------   -----------    ----------
                                             ----------   -------------   -------   -----------    ----------
For the Year Ended December 31, 1993.......  $1,655,306    $  5,658,519   $    --   $(3,614,443)   $3,699,382
                                             ----------   -------------   -------   -----------    ----------
                                             ----------   -------------   -------   -----------    ----------

                                                                     SCHEDULE IX

                     HEALTHINFUSION, INC. AND SUBSIDIARIES
                             SHORT-TERM BORROWINGS

                                                                   MAXIMUM         AVERAGE         WEIGHTED
            CATEGORY OF                             WEIGHTED       AMOUNT          AMOUNT           AVERAGE
             AGGREGATE                 BALANCE      AVERAGE      OUTSTANDING     OUTSTANDING     INTEREST RATE
            SHORT-TERM                 AT END       INTEREST     DURING THE      DURING THE       DURING THE
            BORROWINGS                OF PERIOD       RATE         PERIOD          PERIOD           PERIOD
- -----------------------------------  -----------   ----------   -------------   -------------   ---------------
For the Year Ended December 31,
  1991.............................       No short-term borrowings during the year ended December 31, 1991
For the Year Ended December 31,
  1992
  Bank borrowings..................  $ 4,537,887      6.25%      $  4,916,636    $ 3,788,253         6.20%
                                     -----------   ----------   -------------   -------------      -------
                                     -----------   ----------   -------------   -------------      -------
For the Year Ended December 31,
  1993
  Bank borrowings..................  $10,123,382      4.85%      $ 11,113,377    $ 6,679,370         5.84%
                                     -----------   ----------   -------------   -------------      -------
                                     -----------   ----------   -------------   -------------      -------

                                                                      SCHEDULE X

                     HEALTHINFUSION, INC. AND SUBSIDIARIES
                   SUPPLEMENTARY INCOME STATEMENT INFORMATION
              FOR THE YEARS ENDED DECEMBER 31, 1991, 1992 AND 1993

                                                                CHARGED TO COSTS AND EXPENSES
                                                            -------------------------------------
                           ITEM                               1991         1992          1993
- ----------------------------------------------------------  --------     ---------    -----------
Goodwill amortization.....................................  $295,984     $ 758,026    $ 1,052,016
Branch start-up costs.....................................    58,237        49,002         85,705
Other deferrals...........................................    34,604        57,510        129,967
                                                            --------     ---------    -----------
          Total amortization of assets, preoperating costs
            and similar deferrals.........................  $388,825     $ 864,538    $ 1,267,688
                                                            --------     ---------    -----------
                                                            --------     ---------    -----------
Advertising costs.........................................  $296,412     $ 630,327    $   875,924
                                                            --------     ---------    -----------
                                                            --------     ---------    -----------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Medisys, Inc.

     In connection with our audit of the consolidated financial statements of Medisys, Inc. as of December 31, 1993 and 1992 and for the years then ended, which financial statements are included in the T2/Curaflex/ HealthInfusion/Medisys Registration Statement on Form S-4, we have also audited the Medisys, Inc. supplemental financial statement schedules included herein.

     The financial statements and financial statement schedules have been restated to give retroactive effect to the merger of Medisys, Inc. and Subsidiaries and American Home Therapies, Inc., on July 30, 1993, which has been accounted for as a pooling of interests as described in Notes 1 and 2 to the consolidated financial statements.

     In our opinion, these supplemental financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material aspects, the information required to be included therein.

     We previously audited and reported on the financial statements and financial statement schedules of Medisys, Inc. and Subsidiaries as of December 31, 1991 and for the year then ended, prior to their restatement for the 1993 pooling of interests. The contribution of Medisys, Inc. and Subsidiaries to total revenues and net income represented 67 and 42 percent of the respective restated totals. Separate financial statements and financial statement schedules of American Home Therapies included in the statements and schedules referred to above were audited and reported on separately by other auditors. We have also audited the combination of the accompanying financial statement schedules as of December 31, 1991 and for the year then ended, after restatement for the 1993 pooling of interests; in our opinion, such supplemental financial statement schedules have been properly combined on the basis described in Note 1 of the notes to the consolidated financial statements.

                                                    COOPERS & LYBRAND

Minneapolis, Minnesota
  February 11, 1994

                                                                   SCHEDULE VIII

                         MEDISYS, INC. AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

              FOR THE YEARS ENDED DECEMBER 31, 1991, 1992 AND 1993

                                                       ADDITIONS
                                                ------------------------
                                 BALANCE AT      CHARGED        CHARGED
                                 BEGINNING       TO COSTS      TO OTHER                       BALANCE
                                     OF            AND         ACCOUNTS--    DEDUCTIONS--    AT END OF
                                   PERIOD        EXPENSES      DESCRIBE       DESCRIBE         PERIOD
                                 ----------     ----------     ---------     -----------     ----------
Allowance for doubtful accounts
  1991.........................   $  82,543     $  225,790                    $  27,843(1)   $  280,490
  1992.........................     280,490        597,726     $434,886 (2)     345,168(1)      967,934
  1993.........................     967,934      1,013,850                      791,920(1)    1,189,864

- ---------------

(1) Write-off of trade accounts receivable, net of bad debt recoveries.

(2) Allowances for doubtful accounts acquired through business combinations.

                                                                     SCHEDULE IX

                         MEDISYS, INC. AND SUBSIDIARIES

                             SHORT-TERM BORROWINGS
             FOR THE YEARS ENDED DECEMBER 31, 1991, 1992, AND 1993

                                                                                                AVERAGE
                                                  WEIGHTED                                     INTEREST
           CATEGORY OF              BALANCE       AVERAGE        MAXIMUM         AVERAGE         RATE
         AGGREGATE SHORT             AT END       INTEREST       AMOUNT          AMOUNT         DURING
       TERM BORROWINGS(1)          OF PERIOD        RATE       OUTSTANDING     OUTSTANDING     PERIOD(2)
- ---------------------------------  ----------     --------     -----------     -----------     ---------
1993
Notes payable to banks for
  borrowings.....................  $4,950,000       6.75%      $ 4,950,000     $ 2,425,000        6.75%
1992
Notes payable to banks for
  borrowings.....................     500,000       12.0%          500,000          42,000        12.0%
1991
Notes payable to banks for
  borrowings.....................     325,000        8.0%        1,300,900       1,056,000        11.0%

- ---------------
(1) See Note 3 of Notes to Consolidated Financial Statements for descriptions of borrowing arrangements.

(2) Weighted average interest rate during the period is calculated by dividing interest expense, including fees paid to factor, by the average amount outstanding based on month-end balances.

                                                                      SCHEDULE X

                         MEDISYS, INC. AND SUBSIDIARIES

                   SUPPLEMENTARY INCOME STATEMENT INFORMATION

              FOR THE YEARS ENDED DECEMBER 31, 1991, 1992 AND 1993

                                                              1991         1992          1993
                                                            --------     --------     ----------
Maintenance and repairs...................................        --           --             --
Depreciation and amortization of intangibles..............        --           --             --
Taxes other than payroll and income.......................        --           --             --
Rents.....................................................  $444,804     $848,764     $1,347,880
Advertising costs.........................................        --           --             --

                                 EXHIBIT INDEX


                                                                                      SEQUENTIALLY
    EXHIBIT                                                                             NUMBERED
      NO.                                   DESCRIPTION                                   PAGE
    -------     --------------------------------------------------------------------  ------------
     23.4       Consent of Arthur Andersen & Co.....................................